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Exhibit 23.2

INDEPENDENT AUDITORS' CONSENT

        We consent to the incorporation by reference in this Form S-8 of Bristol West Holdings, Inc. of our report dated December 10, 2003 (February 10, 2004 as to the third paragraph of Note 1, which report expresses an unqualified opinion and includes an explanatory paragraph referring to the adoption of Statement of Financial Accounting Standards No. 142) included in the final prospectus of Bristol West Holdings, Inc. filed pursuant to Rule 424(b)(1) (Registration No. 333-111259).

/s/ DELOITTE & TOUCHE LLP

Hartford, Connecticut
February 13, 2004

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  Exhibit 23.2
INDEPENDENT AUDITORS' CONSENT